UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 300
Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2024, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the first quarter ended March 31, 2024, and certain other information.

The information contained in Item 7.01 concerning the presentation to Company’s investors is hereby incorporated into this Item 2.02 by reference.

Item 7.01 Regulation FD Disclosure.

The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, will be presented to certain investors of the Company on May 7, 2024 and may be used by the Company in various other presentations to investors.

Item 8.01 Other Events.

On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue Bonds (as defined below) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to be used to, among other things, acquire, construct and equip the Company’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

The Bonds were offered in three series, including (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series 2020A Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series 2020B Bonds”); and (iii) Subordinated Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series 2020C Bonds” and, together with the Series 2020A Bonds and the Series 2020B Bonds, the “Bonds”).

All of the Bonds are Outstanding under the Indenture. PureCycle Technologies LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“PCT LLC”), purchased $246,750,000 in aggregate principal amount of Bonds Outstanding under the Indenture on March 5, 2024, of which $216,750,000 in aggregate principal amount are Series 2020A Bonds.

On May 6, 2024, PCT LLC reached agreement on terms with Pure Plastic LLC (“Pure Plastic”), a Delaware limited liability company, whereby Pure Plastic would purchase approximately $94.3 million in aggregate par amount of Bonds owned by PCT LLC (the “Purchased Bonds”), including (i) a portion of the Series 2020A Bonds, (ii) all of the Series 2020B Bonds, and (iii) all of the Series 2020C Bonds, at a purchase price of $800 per $1,000 principal amount of the Purchased Bonds. PCT LLC and Pure Plastic are expected to execute a bond purchase agreement on or about May 7, 2024 (the “Pure Plastic Purchase Agreement”).

As total consideration for the Purchased Bonds, it is expected that the approximately $45.5 million of principal and interest currently outstanding under the Term Loan Facility (as defined below) will be deemed to be prepaid in full and PCT LLC will receive $30 million in cash (the “Consideration”).

The closing of the transactions contemplated by the Pure Plastic Purchase Agreement is expected to occur in three tranches, and each tranche is subject to the satisfaction of certain conditions.

The Pure Plastic Purchase Agreement is also expected to require PCT LLC to use its best efforts to:

•
Obtain SOPA’s authorization, on or before June 10, 2024, to enter into a fifth supplemental indenture (“Fifth Supplemental Indenture”) and direct the Trustee to execute and deliver the same. The Fifth Supplemental Indenture is expected to amend the definition of “Majority Holders” in Section 1.01 of the Indenture to require a supermajority of the Holders to take various actions.
•
Obtain SOPA’s authorization, no later than September 30, 2024, to enter into a sixth supplemental indenture (“Sixth Supplemental Indenture”) and direct the Trustee to execute and deliver the same. The Sixth Supplemental Indenture is expected to revise the Indenture and the Loan Agreement and any other Financing Document as may be necessary in order to implement the following:
o
The definition of "Outside Completion Date" in Section 1.01 of the Indenture shall be amended to December 31, 2026.
o
Include in the Loan Agreement, covenants to meet the stated Senior Parity Coverage Requirement and the stated Overall Coverage Requirement, beginning with the fiscal year ended December 31, 2026.

o
Include in the Loan Agreement, a revision to the covenant to provide year-end financial statements, such that (a) the requirement shall apply only to PCT LLC and not to PCO, and (b) such financial statements may be provided on a consolidated basis with the Company.
o
Include in the Indenture and in the Loan Agreement customary events of default related to failure to perform financial covenants.

The Term Loan Facility refers to the $40 million term loan provided to the Company pursuant to the Term Loan Credit Agreement (“Term Loan Credit Agreement”) dated as of May 8, 2023, and subsequently amended, among the Guarantors (as defined therein) and Pure Plastic (as Lender, Administrative Agent, and Security Agent), which matures on December 31, 2025 (the “Term Loan Facility”). Affiliates of Pure Plastic are greater than 5% beneficial owners of the Company.

The Company is expected to be required to pay a 12% prepayment premium on the outstanding principal and interest paid in order to prepay the Term Loan Facility (the “Prepayment Premium”). The Company is expected to issue warrants (“Series B Warrants”) to Pure Plastic pursuant to a Series B Warrant Agreement to satisfy the Prepayment Premium (the “Series B Warrant Agreement”). The Series B Warrants are expected to entitle Pure Plastic to purchase approximately 3.1 million shares of the Company's Common Stock at a price of $11.50 per share any time after six months from the execution of the Series B Warrant Agreement. The Series B Warrants are expected to expire on December 1, 2030.

The foregoing description of the Pure Plastic Purchase Agreement, Series B Warrant Agreement, Fifth Supplemental Indenture and Sixth Supplemental Indenture are not complete and are subject to further discussion among the parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release by PureCycle Technologies, Inc. dated May 7, 2024
99.2	PureCycle Technologies, Inc. presentation to investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	May 7, 2024	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer